                                                                   Exhibit 10.35

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), including the attached Exhibit A, is entered into between LOWRANCE ELECTRONICS, INC., a Delaware corporation having offices at 12000 East Skelly Drive, Tulsa, Oklahoma 74128 ("Employer" or "Company"), Mark C. McQuown, an individual currently residing at 12210 E. 79th Court North, Owasso, OK 74055("Employee"), to be effective as of April 7, 2000 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, Employer is desirous of employing Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE 1: EMPLOYMENT AND DUTIES:

         1.1 Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until the expiration of the Term (as defined in Exhibit A), subject to the terms and conditions of this Agreement.

         1.2 Employee shall be employed in the position set forth on Exhibit A.

         1.3 Employee shall, during the period of Employee's employment by Employer, devote the principal part of Employee's business time and energy, and Employee's best efforts, to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, or is contrary to the interests of Employer or Employer's Affiliates (as defined below in Section 1.7), or requires any significant portion of Employer's business time.

         1.4 Employee acknowledges and agrees that, at all times during the employment relationship, Employee owes fiduciary duties to Employer, including but not limited to the fiduciary duties of the highest loyalty, fidelity and allegiance to act at all times in the best interests of the Employer, to make full disclosure to Employer of all information that pertains to Employer's business and interests, to do no act which would injure Employer's business, its interests, or its reputation, and to refrain from using for Employee's own benefit or for the benefit of others any information or opportunities pertaining to Employer's business or interests that are entrusted to Employee or that he learned while employed by Employer that could reasonably be considered to have a detrimental effect on the Employer's business. Employee acknowledges and agrees that during and upon termination of the employment relationship,

Employee shall continue to refrain from using for his own benefit or the benefit of others, or from disclosing to others, any information or opportunities pertaining to Employer's business or interests that were entrusted to Employee during the employment relationship or that he learned while employed by Employer that could reasonably be considered to have a detrimental effect on the Employer's business.

         1.5 It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer or any of its Affiliates, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer or any of its Affiliates, Employee agrees that during the employment relationship Employee shall not knowingly become involved in a conflict of interest with Employer or its Affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to the audit committee of Employer's board of directors ("Employer's Board") any facts, which might involve such a conflict of interest that has not been approved by such committee or by Employer's Board as a whole.

         1.6 For purposes of this Agreement, "Affiliate" or "Affiliated" means, with respect to any person or entity, (i) any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question, (ii) any officer, director or stockholder of such person or entity in question; and (iii) any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, any officer, director or stockholder of such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

ARTICLE 2: COMPENSATION AND BENEFITS

         2.1 Employee's monthly base salary during the Term and shall be not less than the amount set forth under the heading "Monthly Base Salary" on Exhibit A, subject to increase at the sole discretion of the Employer, which shall be paid in installments in accordance with Employer's standard payroll practice. Any calculation to be made under this Agreement, with respect to Employee's Monthly Base Salary, shall be made using the then current Monthly Base Salary in effect at the time of the event for which such calculation is made.

         2.2 While employed by Employer, subject to the sole approval and discretion of Employer's Board, Employee may be allowed to participate in the Employer's employee benefit plans and programs so approved. Employee shall not be entitled to participate in any benefit plans and programs not expressly so approved. Employer may change any benefit plan and program in which Employee participates at any time and from time to time. Notwithstanding anything to the contrary herein, should Employee participate in any benefit plans, upon termination of Employee's employment with Employer for any reason, Employee (or his heirs, administrators or legatees) shall be entitled to receive benefits accrued with respect to

Employee's service prior to such termination of employment according to the provisions of such benefit plans and programs.

         2.3 Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3: TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH
TERMINATION:

         3.1 Notwithstanding any other provisions of this Agreement, Employer shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

                  a. For "cause" upon the good faith determination by Employer's Board that "cause" exists for the termination of the employment relationship. As used in this Section 3.1.a, the term "cause" shall mean (i) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement, (ii) Employee's final conviction of a felony, (iii) Employee's involvement in a conflict of interest as referenced in Sections 1.4-1.5 for which Employer makes a determination to terminate the employment of Employee which remains uncorrected for thirty (30) days following written notice to Employee by Employer, or (iv) Employee's material breach of any provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the employment by Employer is delegated solely to Employer's Board for determination as to whether a reasonable basis for cause exists;

                  b. for any other reason whatsoever, including termination without cause, in the sole discretion of Employer, on ninety (90) days prior written notice to Employee, subject to Employer's compliance with Section 3.5 hereof. Any material failure to comply with Section 3.5 shall be considered a breach of this Agreement;

                  c. upon Employee's death; or

                  d. upon Employee's becoming disabled as to entitle Employee to benefits under Employer's long-term disability plan or, if Employee is not eligible to participate in such plan or if such plan is not available, then Employee is permanently and totally unable to perform Employee's duties for Employer as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by Employer.

         The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1.a, and the effect of such termination is specified in
Section 3.4. The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.1.b, and the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1.c as a result of Employee's death is specified in
Section 3.7. The effect of the employment relationship being terminated pursuant to Section 3.1.d as a result of the Employee becoming disabled is specified in
Section 3.8.

         3.2 Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term for any other reason whatsoever, in the sole discretion of Employee, on ninety (90) days prior written notice to Employer. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2; the effect of such termination is specified in Section 3.3.

         3.3 Upon a Voluntary Termination of the employment relationship by Employee prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any bonuses, if applicable, not yet paid at the date of such termination.

         3.4 Upon a Termination for Cause of the employment relationship by Employer prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any other bonuses, if applicable, not yet paid at the date of such termination.

         3.5 Upon an Involuntary Termination of the employment relationship by Employer prior to expiration of the Term, Employee shall be entitled, after such termination, to receive his Monthly Base Salary through the remainder of the Term, or for a period of 12 months commencing with the month following the month of termination, whichever is longer, payable in installments in accordance with Employer's standard payroll practices. All other future compensation to which Employee is entitled and all future benefits for which Employee is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of termination. Employee's rights under this Section
3.5 are Employee's sole and exclusive rights against Employer or its Affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums referred to in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

         3.6. Upon a Change of Control Termination prior to the expiration of the Term, Employee shall be entitled in consideration of Employee's continuing obligations hereunder after such termination to receive a single lump sum payment in an amount equal to Employee's annualized Monthly Base Salary multiplied by 24 ("Change of Control Termination Payment"). "Change of Control" shall have the meaning ascribed to such term in Section 5.1 below. For purposes of this Agreement, "Change of Control Termination" shall mean termination of Employee's employment relationship during the Term and after the occurrence of a Change of Control for any of the following reasons:

                           a) by Employee for "Good Reason" which shall mean that (i) the Employee's Monthly Base Salary is reduced to an amount less than the Monthly Base Salary in effect for such Employee immediately prior to consummation of a Change of Control transaction,
         (ii) the benefits that Employee is entitled to receive immediately after a Change of Control are not substantially similar, in the aggregate, to the benefits that Employer is required to provide to Employee under this Agreement, or (iii) due to a Change of Control transaction, the Employee is required to relocate to a different metropolitan area; or

                           b) Employer terminates Employee's employment without
                              cause.

         3.7 Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination.

         3.8 Upon termination of the employment relationship as a result of Employee's disability, Employee shall be entitled to his pro rata salary through the date of such termination.

         3.9 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans (including, without limitation, any severance plans with a change of control feature), and policies of Employer or its Affiliates.

ARTICLE 4: CONTINUATION OF EMPLOYMENT BEYOND THE TERM; TERMINATION AND EFFECTS OF TERMINATION:

         4.1 Should Employee remain employed by Employer beyond the expiration of the Term, such employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Upon the expiration of the Term, Employer shall have no obligation to offer Employee a new employment agreement.

ARTICLE 5:  MISCELLANEOUS:

         5.1 For purposes of this Agreement the term "Change of Control" means
(i) the Company merges or consolidates with any other entity and is not the surviving entity (or survives only as the subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) if any third person or entity together with its Affiliates shall become, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock (as defined below) of the Company, or (v) if, during such time as the Company has a class of Voting Stock registered under the Securities Exchange Act of 1934, the individuals who constituted the members of the Company's board of directors ("Incumbent Board") upon the effective date of such registration cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Company shareholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by the specific vote or approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such a nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board. "Voting Stock" means all the outstanding shares of capital stock of Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

         5.2 Employer and Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about the other party (which in the case of Employer includes any of its subsidiaries or Affiliates, or any of such entities' officers, employees, shareholders, agents or representatives) that are slanderous, libelous, or defamatory; or that disclose private or confidential information about the other party (which in the case of Employer includes any of its subsidiaries or Affiliates, or any of such entities' business affairs, officers, employees, shareholders, agents, or representatives); or that constitute an intrusion into the seclusion or private lives of the other party (which in the case of Employer includes any of its subsidiaries or Affiliates, or such entities' officers, employees, shareholders, agents, or representatives); or that place the other party (which in the case of Employer includes any of its subsidiaries or Affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives) in a false light before the public; or that constitute a misappropriation of the name or likeness of the other party (which in the case of Employer includes any of its subsidiaries or Affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives). The courts may enjoin a violation or threatened violation of this prohibition. The rights afforded the parties under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         5.3 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employer, to:

                  Lowrance Electronics, Inc.
                  12000 East Skelly Drive
                  Tulsa, Oklahoma 74128
                  Attention: Secretary

         With a copy to:

                  Locke Liddell & Sapp LLP
                  3500 Chase Tower
                  600 Travis
                  Houston, Texas 77002
                  Attention: Marcus A. Watts

         If to Employee, to the address shown on the first page hereof.

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         5.4 This Agreement shall be governed in all respects by the laws of the State of Oklahoma, excluding any conflict-of-law rule or principle that might refer to the construction of the Agreement to the laws of another State or country.

         5.5 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         5.6 If a dispute arises out of or related to this Agreement, other than a dispute regarding Employee's obligations under Section 1.4, Section 1.5, or
Section 5.2, and if the dispute cannot be settled through direct discussions, then Employer and Employee agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum.

         5.7 During the Term of this Agreement, the Employer will be a resident of the State of Oklahoma, and Employee will be a resident of the State of Oklahoma. Employer's principal place of business is in Tulsa, Tulsa County, Oklahoma. This Agreement shall be performed in Tulsa, Oklahoma. Any litigation that may be brought by either Employer or Employee involving the enforcement of this Agreement or the rights, duties, or obligations of this Agreement, shall be brought exclusively in the State or federal courts sitting in Tulsa, Tulsa County, Oklahoma. In the event of litigation between the parties regarding this Agreement, the prevailing party shall, in addition to any sums recovered in the litigation, be entitled to recover all sums expended by that party (including reasonable costs and reasonable attorneys' fees) in connection with that litigation.

         5.8 It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         5.9 This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer. Employer shall not assign this Agreement without the prior written consent of Employee.

         5.10 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee's employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters; provided that Employee shall also comply with all policies and procedures of Employer as established from time to time. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Employer's Board.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first signed above.

                           LOWRANCE ELECTRONICS, INC.

                           By:
                              --------------------------------------------------

                           Title:
                                 -----------------------------------------------

                           This _____ day of _____________, 2000.


                           EMPLOYEE

                           -----------------------------------------------------

                           This ______ day of ____________, 2000

                                  EXHIBIT A TO
                              EMPLOYMENT AGREEMENT
                       BETWEEN LOWRANCE ELECTRONICS, INC.
                               AND MARK C. McQUOWN

Employee Name:              Mark C. McQuown
                            12210 E. 79th Court North
                            Owasso, OK  74055

Initial Term and
Renewal Term:               The initial term of this Agreement shall be from the
                            Effective Date through the second anniversary of the Effective Date (the "Initial Term"); provided, however, that Employer and Employee agree that this Agreement shall automatically be renewed upon expiration of the Initial Term for a period of twenty-four (24) months (the "Renewal Term"), unless either party gives the other party written notice at least ninety (90) days before the expiration of the Initial Term that this Agreement will terminate upon expiration of the Initial Term. For purposes of this Agreement, "Term," shall mean the expiration of the Initial Term unless this Agreement is automatically renewed for the Renewal Term in which case such term shall mean the expiration of the Renewal Term.

Position:                   Employee shall serve as Vice President of Sales
                            during the Term. In addition, Employee shall at all times during the Term perform such other executive responsibilities as determined by the Employer's
                            Board.


Location:                   Lowrance Electronics, Inc., Tulsa, Oklahoma

Reporting Relationship:     Employee shall report directly to the CEO and
                            President.


Monthly Base Salary:        $12,500 per month

Automobile Allowance:       $700 per month

Vacation Benefits:          Currently five (5) weeks per year under the Lowrance
                            vacation policy

Benefits:                   Medical insurance, paid in total by Employer; Life
                            insurance in an amount equal to at least 1-times
                            Employee's annual salary, paid by Employer;
                            Employee's right to participate in all other
                            Employer benefit and incentive programs as established and permitted for its other Vice
                            Presidents subject to the terms thereof (i.e., dental plan, 401K plan, annual bonus programs, etc.).

                            Employee shall be entitled to such additional benefits to be determined from time to time in the sole discretion of Employer's Board.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Exhibit A in multiple originals to be effective on the date first signed above.

Employee:                            Company:

                                     LOWRANCE ELECTRONICS, INC.

                                     By:
---------------------------------       ----------------------------------------

                                     Name:
---------------------------------         --------------------------------------

                                     Title:
---------------------------------          -------------------------------------


---------------------------------    -------------------------------------------
Date Signed                          Date Signed

                                      A-2